SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8 KSB
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 August 7, 2000
                                 --------------
                                (Date of Report)

                                    CBQ, Inc.
                                    ---------
             (Exact name of registrant as specified in its charter)

                                    Colorado
                                    --------
                 (State or other jurisdiction of incorporation)

      33-14707-NY                                        84-1047159
      -----------                                        ----------
(Commission File Number)                    (IRS Employer Identification Number)


             4851 Keller Springs Rd., Ste. 228, Dallas, Texas 75248
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          (Address of principal executive offices including zip code)


                                 (972) 732-1100
                                 --------------
               (Registrant's telephone number including area code)

                                 Not Applicable
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 1. Change in Control of Registrant: None.

Item 2. Acquisition or Disposition of Assets: None.

Item 3. Bankruptcy or Receivership: None.

Item 4. Changes in Registrant's Certifying Accountant: None.

Item 5. Other Events: Acquisition of Quantum Technology Group, Inc. and its
Subsidiaries: On August 7, 2000, Quantum Technology Group, Inc., a Maryland Corporation, and its Subsidiaries, dpi Net Solutions, Inc., a Maryland corporation, ProWare, Inc., a Maryland corporation, and Quantum Technology Distribution, Inc., a Maryland corporation (collectively referred to as "QTG") and Registrant entered into a stock purchase agreement ("Agreement") in which Registrant purchased all of QTG's outstanding shares solely in exchange for 11,593,180 of Registrant's common shares. These shares issued are fully paid, non-assessable and restricted, as defined in Regulation D and Rule 144 of the Securities Act of 1933, as amended. This Agreement qualifies as a tax-free reorganization under Section 386 (a) of the United States Internal Revenue Code of 1986, as amended.

The Agreement does not require a change of either the name or the outstanding capitalization of the Registrant.

Registrant is treating this business combination as a pooling of interests for accounting purposes. Registrant considers QTG a significant acquisition. An audit of QTG's most recent consolidated financial statements is currently in progress. Upon completion of the audit, all of the required audited financial statements will be filed with the Commission.

Concurrent with the closing of the merger, Mr. Raymond J. Kostkowski, Chairman and CEO of QTG, and Mr. John Moran, President of QTG, became members of Registrant's Board of Directors.

The current members of Registrant's Board of Directors are: Bart S. Fisher (Chairman), J. Patrick Dowd, Chang Guomin, Ying Xu, John Harris, John Moran and Raymond J. Kostkowski.

Registrant's current executive officers are: Bart S. Fisher, CEO; John Moran, President; Raymond J. Kostkowski, Vice President - Mergers and Acquisitions; Gene Manna, Vice President and Chief Technology Officer; Eugene Yano, Vice President and Chief Financial Officer.

Overview of QTG

QTG is a rapidly growing, regional full service provider ("FSP") of information technology ("IT"), or e-Business infrastructure. The U. S. market for the Company's software, web development and network integration services and products was $153 billion in 1999, roughly seven (7) times the amount of Internet retail sales. QTG provides the tools and resources that are needed for enterprises to compete and succeed in the Internet age. As a FSP, QTG combines network services, software development, Internet/intranet/extranet ("web" or "net") technology and hardware configuration to provide business solutions that are scaleable, reliable, and utilize the Internet and related technology to optimize business/enterprise processes. QTG also provides a full range of information technology outsourcing resources. This cost-effective service allows clients to minimize or eliminate in-house expertise, as well as the logistics of attracting and retaining software developers and network engineers, while keeping their focus on the core competency of their enterprise.

QTG's main office is located in Hunt Valley, MD, with offices at 10923 McCormick Road. QTG also maintains offices in Baltimore, Annapolis and Linthicum. QTG plans to consolidate its offices (except for the Annapolis office) in the City of Baltimore by the fourth quarter of 2000. QTG currently has approximately total employees.

The following is a summary of the latest unaudited financial information for 1999 and for the first six months of 2000:

                                         Unaudited
                               ----------------------------
                               Six Months           Year
                                 Ended             Ended
                                June 30,           Dec 31,
                                  2000              1999
                               ----------         ---------

      Current assets           $2,556,585         $1,260,331
                               ==========         ==========
      Total assets             $4,991,874         $1,789,358
                               ==========         ==========
      Current liabilities      $2,798,631         $1,663,818
                               ==========         ==========
      Total liabilities        $4,304,244         $1,853,022
                               ==========         ==========
      Shareholders' equity     $  687,629         $  (63,664)
                               ==========         ==========
      Revenues                 $5,603,987         $4,432,482
                               ==========         ==========
      Net loss                 $  (73,996)        $  (88,371)
                               ==========         ==========


QTG History

QTG was created in April 2000 by the merger of dpi Net Solutions, Inc. with Quantum Technology Group, Inc. creating one of the largest privately held information technology companies in the Mid-Atlantic region. QTG's focus is to provide enterprises with the infrastructure necessary to operate efficiently in the Internet and e-business economy. QTG believes that with QTG's products and services, clients can rapidly implement an Internet strategy, or enhance their internal IT functions, without incurring additional personnel, equipment or operational expense.

Quantum Technology Group, Inc. was founded in 1997 through the merger of two local companies, ProWare Software, Inc., founded in 1980 and Pro-Care Computers, Inc., founded in 1989. ProWare Software specialized in custom software development and proprietary software solutions for general accounting, distribution, and health care. Pro-Care Computers configured, installed and serviced custom network solutions for clients in the Baltimore/Washington arena. The combined companies specialized in systems integration and application software outsourcing, support and development, enhanced by an Internet development team and web-based hardware distribution unit in 1999.

dpi Net Solutions Inc. (DPI), formerly dpi Business Solutions, Inc., was established in 1991 with a mission to provide its clients with creative, cost-effective technology solutions, including design, installation, maintenance and support of information systems tailored to meet unique business needs. QTG initially offered network services and product sales and support, adding the custom software development division in 1996, web development in 1997 and the Internet services division in 1998. In 1999, with the introduction of new investors and new leadership, DPI altered its focus to the IT Infrastructure products and services needed for its clients to operate efficiently in the Internet and e-business economy. This strategy enabled the Company to capitalize on its long-standing reputation in the IT industry, while developing e-business/e-enterprise model solutions.

QTG Senior Management Team

Raymond J. Kostkowski has been Chairman and Chief Executive Officer of QTG since 1997. Mr. Kostkowski leads QTG in its effort to grow through the acquisition of synergistic IT companies. Mr. Kostkowski has over six years of experience in rapidly growing companies through acquisition. As President and CEO of Lucas Brothers Inc., a contract stationary supplier with over $80 million in annual sales, Mr. Kostkowski was responsible for 12 acquisitions from Pennsylvania to North Carolina, which were consolidated into Lucas Brothers operations via the development of a customized/industry-specific software. Lucas Brothers, and Office Products Network of North America (OPNNA), a national marketing and purchasing business formed by Mr. Kostkowski with an excess of $1.2 billion in annual sales, were sold to Corporate Express in 1994. In 1997, Mr. Kostkowski sold Expert Office Services, Inc., a $30 million office product dealer in the Baltimore/Washington area with a customer base of over 5,000 formed through a series of 7 acquisitions utilizing a stock model, to US Office Products Company in March 1997 for $8.0M, 15 months after its initial formation. Mr. Kostkowski, and held the position of CEO. The 7 acquired companies were consolidated and centralized via common inventory, warehousing, distribution, and information systems.

John M. Moran has been President since April 2000. Prior to this position he was President and CEO of dpi Net Solutions Inc. where he was instrumental in the reduction of company overhead by more that one million dollars while focusing the company on its core IT infrastructure business. From 1992 to early 1999, Mr. Moran was Founder, President and CEO of Bio-Oxidation Services Inc., a high technology medical waste processing start-up that he grew internally and through acquisitions to over $7 million in sales in New York, New Jersey, Pennsylvania, Ohio, West Virginia and Bermuda. In December 1997 he successfully sold Bio-Oxidation to the Harsco Corporation (NYSE: HSC), Camp Hill, Pennsylvania. Prior to Bio-Oxidation, Mr. Moran spent 10 years in a variety of managerial positions with the health care, consumer marketing and international divisions of Johnson and Johnson, New Brunswick, New Jersey. From 1988 to 1991 he was Vice President of Sales and Marketing for Corporate Capital Leasing of West Chester, Pennsylvania. He joined Corporate Capital shortly after its start up and was instrumental in growing the company to $12 million in revenue by focusing marketing strategy on financing emerging environmental solutions. Mr. Moran is also the co-founder, President, CEO and the principal stockholder of Oxidation Technologies Inc., a high technology environmental service company with offices in Annapolis, Maryland and Hamilton, Bermuda. In addition, Mr. Moran is the Founder, Chairman and principal stockholder of Service Inc. an internet/e-commerce development company focused on offshore e-commerce opportunities. He has more than 20 years experience in operating rapidly growing, privately held businesses, including integrating acquisitions on ever an increasing scale.

Gene Manna is Vice President and Chief Technology Officer ("CTO"). Mr. Manna has been Vice President and CTO of the Company since April, 2000. Mr. Manna is a Certified Net Analyst(TM) with more than 18 years of experience in the Information Technology industry. He is responsible for providing the balance between the rapid pace of technology and the high standards of quality and reliability of the Company's solutions. Prior to joining QTG, he was Vice President and CTO of dpi Net Solutions, one of the QTG consolidated companies, which he founded in 1991. As CTO, he was responsible for the forward momentum and technical vision which kept DPI at the leading edge of the IT industry by providing state of the art business solutions. Mr. Manna cultivated relationships with many high profile Baltimore based businesses and government agencies, and built DPI's reputation for providing quality services and superior customer satisfaction. From 1988 to 1990, he was President of OAS Services, a full service IT integration firm.

Anne Sigman is Executive Vice President of QTG. With 20 years of management and information technology experience, she leads the Company's software product and business development. Her knowledge and experience coming from the entrepreneurial environment of one of the founding companies of QTG has provided Ms. Sigman the unique experience of building a successful software consulting business from the ground up. She leads the Company's outsourcing operations as well as manages the internal growth of the Company's software and web development profit centers. Ms. Sigman's experience as a business applications consultant, applying management and financial expertise gained from servicing multi-million dollar companies, has also been instrumental in the Company's consolidation of acquired businesses.

Mr. Skip Lewis is Sr. Vice President of QTG. Mr. Lewis is an EET and a certified Electronic Engineer with 18 years of management experience in the computer service and maintenance industry . Prior to joining QTG he was President of Pro-Care Computers of Baltimore, a network and computer service company which was acquired by QTG in 1997. Mr. Lewis is responsible for the Company's LAN Installation and Service and Repair Profit Centers.

Leann Zawodniak is Vice President and Chief Financial Officer of QTG. Leann Zawodniak directs the finances of QTG towards growth with a careful eye on the profitability of the company. Ms. Zawodniak focuses on acquired company due diligence and continuing profitability once integrated into the Company. She has 8 years in public accounting audit and consulting practice and 4 years in private accounting for a wide variety of businesses, including advertising, banking, distribution, small privately held businesses and business startups.


Item 6. Resignation of Registrant's Directors: Not Applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits: Not Applicable

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CBQ, Inc.
(Registrant)


By: /s/ Bart S. Fisher
---------------------------------------
Bart S. Fisher, Chief Executive Officer


Date: August 7, 2000